As filed with the Securities and Exchange Commission on October 28, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CECO ENVIRONMENTAL CORP.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	13-2566064 (I.R.S. Employer Identification Number)
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
Phone: (214) 272-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Johansson
Chief Financial Officer
CECO Environmental Corp.
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
Telephone: (214) 272-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jessica S. Lochmann
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
Phone: (414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
CECO Environmental Corp.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Debt Securities
Purchase Contracts
Units

We may offer and sell from time to time the securities identified above in one or more offerings in amounts, at prices and on terms determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer.
We may offer and sell the following securities:
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common stock;

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preferred stock, which may be convertible into our common stock or other securities;

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depositary shares;

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warrants to purchase common stock, preferred stock, depositary shares or debt securities;

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subscription rights to purchase common stock, preferred stock, depositary shares or debt securities

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debt securities, in one or more series, in each case consisting of notes, debentures or other unsecured evidences of indebtedness which may be convertible into our common stock or other securities or property;

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purchase contracts, which may include contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates; and

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units comprising one or more securities described in this prospectus in any combination.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those securities.
We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continued or a delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholders.
Our common stock is listed on the NASDAQ Stock Market under the symbol “CECO.”

Investment in our securities involves risks. See “Risk Factors” on page 3 and in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, if applicable, and in any applicable prospectus supplement for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 28, 2025.

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ABOUT THIS PROSPECTUS
Unless we otherwise state or the context otherwise indicates, all references in this prospectus to “CECO,” “us,” “our,” or “we” mean CECO Environmental Corp. and its consolidated subsidiaries.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well- known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our stockholders to be named in a supplement to this prospectus may, from time to time, sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that will contain specific information about the securities being offered and sold and the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”
Neither we nor the selling stockholders have authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents.
We and the selling stockholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s website at http://www.sec.gov. You may also inspect our SEC reports and other information at our website at http://www.cecoenviro.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained on or accessible through our website is not a part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus.
INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

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our Current Reports on Form 8-K filed on March 6, 2025, April 4, 2025, May 22, 2025, June 6, 2025, July 24, 2025, and September 16, 2025; and

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the description of our common stock contained in the registration statement on Form 10 filed with the SEC on December 13, 1992 pursuant to Section 12(g) of the Exchange Act, as modified or supplemented by the Description of Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, together with all amendments or reports filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:
CECO Environmental Corp.
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
(888) 990-6670
Attention: Investor Relations

THE COMPANY
CECO is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative technology and application expertise through a collection of focused operating companies with niche leadership positions and well-established brands in fragmented markets with flexible business models and established supply chains. We help companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. Our solutions improve air and water quality, optimize emissions management, and increase the energy and process efficiency for highly engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, chemical processing, electric vehicle production, polysilicon fabrication, semiconductor and electronics production, battery production and recycling, specialty metals, aluminum and steel production, beverage can manufacturing, and industrial and produced water and wastewater treatment, and a wide range of other industrial end markets.
Corporate Information
CECO is a Delaware corporation and has been publicly traded since January 1, 1978. Our common stock trades on the NASDAQ Stock Market under the symbol “CECO.” Our principal executive offices are located at 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001. Our telephone number is (214) 272-5300. Our website is http://www.cecoenviro.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference into this prospectus and in any applicable prospectus supplement.
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains, and any prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Any statements contained in this prospectus, the documents incorporated by reference, and any prospectus supplement, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Risk Factors” of the documents we incorporate by reference, and include, but are not limited to:
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the effect of recent acquisitions and the divestiture of our Fluid Handling Business (together, the “transactions”) on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the transactions, diversion of management’s attention from ongoing business operations in connection with the integration of recent acquisitions, the amount of the costs, fees, expenses and other charges related to the transactions, the achievement of the anticipated benefits of transactions, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas;
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dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue;

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the effect of growth on our infrastructure, resources and existing sales;

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the ability to expand operations in both new and existing markets;

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the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges, or other customer-driven project delays relating to supply chain challenges or other customer considerations;

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liabilities arising from faulty services or products that could result in significant professional or product liability, warranty or other claims;

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changes in or developments with respect to any litigation or investigation;

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failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects;

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the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs;

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inflationary pressures relating to rising raw material costs and the cost of labor;

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the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future;

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the impact of federal, state or local government regulations, including with respect to tax policy;

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our ability to repurchase shares of our common stock and the amounts and timing of repurchases;

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economic and political conditions generally;

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our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; and

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unpredictability and severity of catastrophic events, including cybersecurity threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors.

Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should any related assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the SEC, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include, but are not limited to:
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reduction or refinancing of outstanding indebtedness or other corporate obligations;

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additions to working capital;

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fund strategic transactions including acquisitions; and

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capital expenditures.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. In the case of a sale by a selling stockholder, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK
Introduction
In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and bylaws relating to our capital stock. This summary is not complete. This discussion is qualified in its entirety by reference to our certificate of incorporation and bylaws. You should read the provisions of our certificate of incorporation and bylaws as currently in effect for provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Information We Incorporate By Reference.”
Authorized Capital Stock
Our authorized capital stock consists of:
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100,000,000 shares of common stock, $0.01 par value per share; and

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10,000 shares of preferred stock, $0.01 par value per share, issuable in series.

Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Holders of a majority of the shares of common stock entitled to vote in any election of our directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.
The outstanding shares of our common stock are fully paid and non-assessable.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue.
Preferred Stock
We have no outstanding shares of preferred stock. Our board of directors, without further action by our stockholders, is authorized to issue an aggregate of 10,000 shares of preferred stock. Our board of directors may issue preferred stock with dividend rates, redemption prices, preferences on liquidation or dissolution, conversion rights, voting rights and any other preferences, which rights and preferences could adversely affect the voting power of the holders of common stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire us, or could discourage or delay a third party from acquiring control of us.
Limitation on Directors’ Liability
Pursuant to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), we have adopted provisions in our certificate of incorporation and bylaws that require us to indemnify our officers and directors to the fullest extent permitted by law, and eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their duty of due care except (a) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) in the case of directors only, for acts relating to unlawful payment of a dividend or an unlawful stock purchase or redemption, (d) for any transaction from which the director or officer derived an improper personal benefit, or (e) in the case of officers only, for any action by or in the right of CECO. These provisions do not eliminate a director’s duty of care. Moreover, the provisions do not apply to claims against a director for violation of certain laws, including federal securities laws. We believe that these provisions will assist it in attracting or retaining qualified individuals to serve as directors and officers.
Our certificate of incorporation and bylaws provide for mandatory indemnification of officers and directors of the corporation, including a director or officer of the corporation who is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the DGCL. We may also, at its discretion, provide the same benefits of indemnification to any employee or agent of the corporation.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws
Some of the provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could limit the price investors might be willing to pay in the future for our common stock. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantage of discouraging these proposals, because among other things, negotiation may result in an improvement of their terms. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:
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Procedures for advance notification of stockholder nominations and proposals; and

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The ability of the board of directors to alter our bylaws without stockholder approval.

In addition, subject to applicable limitations, our board of directors has the authority to issue up to 10,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The issuance of preferred stock, while providing flexibility in connection with possible financings or acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. These and other provisions contained in our certificate of incorporation and bylaws could have the effect of delaying or preventing a change in control.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a preferred share that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.
The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the bank depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.
The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see “Where You Can Find More Information.”
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the company and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the debt securities purchasable upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or depositary shares will describe the terms of the common stock warrants and preferred stock warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the common stock, preferred stock or depositary shares that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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the dates on which the right to exercise the warrants commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our common stock, preferred stock, depositary shares or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue to our stockholders subscription rights to purchase our common stock, preferred stock, depositary shares or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.
Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering, or offer these securities to other parties who are not our stockholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see “Where You Can Find More Information.”
The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:
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the exercise price for the subscription rights;

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the number of subscription rights issued to each stockholder;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

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the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

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the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

DESCRIPTION OF DEBT SECURITIES
The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.
The debt securities will be issued under an indenture to be entered into between us and Wilmington Trust, National Association, as trustee. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities may be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”
General
Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.
The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title of debt securities;

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the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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any limit on the aggregate principal amount of the series of debt securities;

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whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

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the date or dates on which the principal on the series of debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the right, if any to extend the interest periods and the duration of that extension;

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the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

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the terms and conditions upon which the debt securities may be redeemed;

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any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

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the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

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the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

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any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

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any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
In addition, the indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

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register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
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be registered in the name of a depositary that we will identify in a prospectus supplement;

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be deposited with the trustee as custodian for the depositary or its nominee; and

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bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
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the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

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we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

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an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
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will not be entitled to have the debt securities registered in their names;

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will not be entitled to physical delivery of certificated debt securities; and

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will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger and Sale of Assets
Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:
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the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

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the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

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immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

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an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
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default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

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default in the payment of principal of, or premium on, any debt security of that series when due and payable;

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failure on our part to comply with the covenant described under “— Consolidation, Merger and Sale of Assets”;

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default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

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any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:
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cure any ambiguity, defect or inconsistency;

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conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

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provide for the issuance of additional debt securities;

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provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

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add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

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add guarantees with respect to the debt securities;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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secure the debt securities;

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add or appoint a successor or separate trustee;

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make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

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obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
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reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

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change the place of payment or currency in which principal, any premium or interest is paid;

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impair the right to institute suit for the enforcement of any payment on the debt securities;

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waive a payment default with respect to the debt securities;

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reduce the interest rate or extend the time for payment of interest on the debt securities;

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make any change to the amendment and modification provisions in the indenture; or

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reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.
The conditions include:
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depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•
delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
The prospectus supplement relating to any particular issuance of purchase contracts will describe the terms of the purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•
the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
whether the units will be issued in fully registered or global form.

SELLING STOCKHOLDERS
We may register shares of common stock covered by this prospectus for re-offers and resales by any selling stockholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, we may add secondary sales of shares of our common stock by any selling stockholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares at any time and from time to time. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling stockholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling stockholder.

PLAN OF DISTRIBUTION
We may sell the offered securities, and any selling stockholder may sell shares of our common stock, in and outside the United States, in any one or more of the following ways from time to time:
•
through underwriters or dealers;

•
directly to purchasers;

•
in a rights offering;

•
in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
through agents;

•
block trades in which dealers will attempt to sell as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a dealer as principal and resales by the dealer for its account;

•
any other method permitted pursuant to applicable law; or

•
through a combination of any of these methods.

The applicable prospectus supplement will include the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We and any Selling Stockholder may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.
EXPERTS
The consolidated financial statements of CECO Environmental Corp. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by CECO Environmental Corp. (“CECO” or the “Company”).
SEC registration fee	$(1)
Trustee’s fees and expenses	(2)
Transfer agent and registrar fees	(2)
Printing expenses	(2)
Accountant’s fees and expenses	(2)
Legal fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Pursuant to the provisions of the General Corporation Law of the State of Delaware (“DGCL”), CECO has adopted provisions in its certificate of incorporation and bylaws that require CECO to indemnify its officers and directors to the fullest extent permitted by law, and eliminate the personal liability of its directors to CECO or CECO’s stockholders for monetary damages for breach of their duty of due care except (a) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) in the case of directors only, for acts relating to unlawful payment of a dividend or an unlawful stock purchase or redemption, (d) for any transaction from which the director or officer derived an improper personal benefit, or (e) in the case of officers only, for any action by or in the right of CECO. These provisions do not eliminate a director’s duty of care. Moreover, the provisions do not apply to claims against a director for violation of certain laws, including federal securities laws.
CECO’s certificate of incorporation and bylaws provide for mandatory indemnification of officers and directors of the corporation, including a director or officer of the corporation who is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the DGCL. CECO may also, at its discretion, provide the same benefits of indemnification to any employee or agent of the corporation. Also, CECO is authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not CECO would have the power or obligation to indemnify him or her under our bylaws.

Item 16.   Exhibits.
The following documents are exhibits to the registration statement:
Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
4.1	Certificate of Incorporation (Incorporated by reference to Exhibit 3(i) to CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
4.2	Certificate of Amendment to the Certificate of Incorporation of CECO Environmental Corp. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2024).
4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2023).
4.4	Form of Debt Securities Indenture (Incorporated by reference to Exhibit 4.3 of the Registrant’s Form S-3 filed with the SEC on April 24, 2019 (File No. 333-231001)).
4.5*	Form of Debt Securities.
4.6*	Preferred Stock Certificate of Amendment.
4.7*	Form of Warrant Agreement.
4.8*	Form of Warrant Certificate.
4.9*	Form of Depositary Agreement.
4.10*	Form of Depositary Receipt.
4.11*	Form of Subscription Rights Certificate.
4.12*	Form of Purchase Contract.
4.13*	Form of Unit Agreement.
4.14*	Form of Unit Certificate.
5.1	Opinion of Foley & Lardner LLP.
23.1	Consent of BDO USA, P.C.
23.2	Consent of Foley & Lardner LLP (Included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (Included as part of the signature page to this Registration Statement).
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Debt Securities Indenture (Incorporated by reference to Exhibit of the Registrant’s Form S-3 filed with the SEC on April 24, 2019 (File No. 333-231001)).
107	Filing Fee Table.

*
To be filed either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: paragraphs (1)(i), (1)(ii), and (1)(iii) of this Item 17 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Exchange Act that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)
That, for the purpose of determining liability under the Securities Act:

(i)
The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)
Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Texas, on October 28, 2025.
CECO ENVIRONMENTAL CORP.
By:
/s/ Peter Johansson

Peter Johansson
Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Todd Gleason, Peter Johansson, Kiril Kovachev, and Alyson Richter, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated as of the dates indicated below:
Signature	Title	Date
/s/ Todd Gleason Todd Gleason	Chief Executive Officer and Director (Principal Executive Officer)	October 24, 2025
/s/ Peter Johansson Peter Johansson	Chief Financial Officer (Principal Financial Officer)	October 24, 2025
/s/ Kiril Kovachev Kiril Kovachev	Chief Accounting Officer (Principal Accounting Officer)	October 24, 2025
/s/ Jason DeZwirek Jason DeZwirek	Chairman of the Board and Director	October 24, 2025
/s/ Robert E. Knowling Jr. Robert E. Knowling Jr.	Director	October 24, 2025
/s/ Claudio A. Mannarino Claudio A. Mannarino	Director	October 24, 2025
/s/ Munish Nanda Munish Nanda	Director	October 24, 2025

Signature	Title	Date
/s/ Valerie Gentile Sachs Valerie Gentile Sachs	Director	October 26, 2025
/s/ Laurie A. Siegel Laurie A. Siegel	Director	October 24, 2025
/s/ Richard F. Wallman Richard F. Wallman	Director	October 24, 2025